Exhibit 99.1

News Release

For Immediate Release

Media Contact:	Investor Contact:

Fred Ferguson	Kelly Reisdorf
Phone: 571-343-7006	Phone: 763-433-1028
E-mail: media.relations@vistaoutdoor.com	E-mail: investor.relations@vistaoutdoor.com

Vista Outdoor Announces Pricing of 4.500% Senior Notes Due 2029

Anoka, MN, February 18, 2021 - Vista Outdoor Inc. (NYSE: VSTO), a leading global designer, manufacturer and marketer of consumer products in the outdoor sports and recreation markets, today announced that it has priced its private offering of $500 million aggregate principal amount of senior notes due 2029 (the “Notes”), an increase of $150 million from the previously announced amount. The Notes will be issued at a price equal to 100.0 percent of their principal amount. The Notes will be senior unsecured obligations of Vista Outdoor and will be guaranteed on a senior unsecured basis by certain of Vista Outdoor’s existing and future domestic subsidiaries.

Vista Outdoor intends to use the net proceeds from the offering to fund the redemption of all of its outstanding 5.875% Senior Notes due 2023 and to pay related fees and expenses, with the remaining net proceeds to be used for general corporate purposes.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes will be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

About Vista Outdoor Inc.

Vista Outdoor is a global designer, manufacturer and marketer of consumer products in the outdoor sports and recreation markets. The company has a portfolio of well-recognized brands that provides consumers with a wide range of performance-driven, high-quality and innovative products for individual outdoor recreational pursuits. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. For news and information, visit www.vistaoutdoor.com or follow us on Twitter @VistaOutdoorInc and Facebook at www.facebook.com/vistaoutdoor.

Forward-Looking Statements

Some of the statements made and information contained in this press release, excluding historical information, are “forward-looking statements,” including those that discuss, among other things: our plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words “believe,” “expect,” “anticipate,” “intend,” “aim,” “should” and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause our actual results to differ materially from the expectations described in such forward-looking statements, including the following:

●	impacts from the COVID-19 pandemic on our operations, the operations of our customers and suppliers and general economic conditions;

●
general economic and business conditions in the United States and our markets outside the United States, including conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers;

●
our ability to attract and retain key personnel and maintain and grow our relationships with customers, suppliers, and other business partners, including our ability to obtain acceptable third-party licenses;

●
our ability to adapt our products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail;

●	our ability to maintain and enhance brand recognition and reputation;

●	others’ use of social media to disseminate negative commentary about us and boycotts;

●	reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories, or other outdoor sports and recreation products;

●	risks associated with our sales to significant retail customers, including unexpected cancellations, delays, and other changes to purchase orders;

●	supplier capacity constraints, production disruptions or quality or price issues affecting our operating costs;

●	our competitive environment;

●	risks associated with diversification into new international and commercial markets, including regulatory compliance;

●	changes in the current tariff structures;

●	the supply, availability and costs of raw materials and components;

●	increases in commodity, energy, and production costs;

●	changes in laws, rules and regulations relating to our business, such as federal and state ammunition regulations;

●	our ability to realize expected benefits from acquisitions and integrate acquired businesses;

●	our ability to execute our strategic transformation plan, including our ability to realize expected benefits from the divestiture of non-core brands and profitability improvement initiatives;

●	our ability to take advantage of growth opportunities in international and commercial markets;

●	foreign currency exchange rates and fluctuations in those rates;

●
the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury, and environmental remediation;

●	risks associated with cybersecurity and other industrial and physical security threats;

●	capital market volatility and the availability of financing;

●	changes to accounting standards or policies; and

●	changes in tax rules or pronouncements.